Exhibit 99.1

                                  News
                   Release

Vectren Corporation
One Vectren Square
Evansville, IN  47708

FOR IMMEDIATE RELEASE
Aug. 18, 2010
Media contact: Chase Kelley, 812-491-4128 or kckelley@vectren.com

Vectren Announces Management Reorganization

Evansville, Ind. - Vectren Corporation President and CEO Carl L. Chapman announced staff organizational changes today that build on Vectren’s strong foundation and are aligned with new strategies designed to improve both regulated and nonregulated performance. Recently approved by the company’s Board of Directors and effective Sept. 1, these changes will better support utility customers in the 74 counties the company serves in Indiana and Ohio and enable improved performance in its nonregulated business operations.

“This reorganization represents an enhanced focus on external affairs and gaining additional efficiencies for the entire organization, and provides the opportunity to broaden our leadership team,” Chapman said.  “I want us to build upon our commitment to our communities and be a part of local leadership teams to improve the quality of life throughout our service territory. I believe we can form even stronger partnerships and create new programs to help those challenged with limited household budgets. We will create new ideas to help low-income customers with bill payment, weatherization, and conservation programs, as well as identify community sustainability initiatives. We are also realigning our corporate support of nonregulated business management to leverage our strengths and provide those companies with additional tools and focus to become better performers.”

Executive Vice President and Chief Financial Officer Jerry Benkert adds President of Vectren Shared Services to his responsibilities inclusive of human resources and information technology and customer service, a change designed to gain efficiencies for the utility and nonutility businesses. Vice President Dan Bugher takes on the new dedicated role of performance management to lead additional long-term and sustainable savings opportunities. Vice President and Treasurer Robert Goocher adds investor relations responsibilities.

Executive Vice President and Chief Legal and External Affairs Officer Ron Christian will lead the enhanced external affairs efforts to expand company presence and community development. Jeff Whiteside becomes vice president of community sustainability and president of the Vectren Foundation while Angila Retherford adds corporate sustainability to her environmental affairs responsibilities. Bob Heidorn will lead all legal matters as vice president, general counsel and chief compliance officer. Mike Roeder will broaden his responsibility moving from director of government affairs to vice president of government affairs and corporate communications. Additional roles to coordinate day to day interaction with community leaders in both Indiana and Ohio will be added at a later date.

To sharpen nonregulated focus, John Bohls becomes president of Vectren Energy Marketing to oversee ProLiance Energy and Vectren Source, and Greg Collins will become president of Vectren Energy Services to identify additional opportunities in all aspects of energy services. Energy Systems Group leadership will also report to Collins. Tami Wilson is promoted to president of Vectren Source. All other nonregulated company leadership is unchanged.

Promoted in the changes are Liz Witte, Jon Luttrell, Roeder and Wilson. Witte, currently director of corporate planning and performance, will add long-range development responsibility as vice president of planning and corporate development. During her 21 years with Vectren, Witte has served in finance, investment and performance roles in both the regulated and nonregulated parts of the company. Luttrell will move from director of Vectren’s utility operations to vice president of information technology and customer service. Luttrell has served in field operations, gas supply and electric distribution in both Ohio and Indiana during his 29 years with the company. Employee Relations Director Doug O’Meara will move to Luttrell’s field operations responsibilities. Roeder previously served as director of corporate communications during his 10 years of company service. Wilson, a nine-year veteran with Vectren, previously served as vice president of finance and commodity operations at Vectren Source and has served in various other financial roles with nonregulated companies.

Investor Relations Vice President Steve Schein has announced his retirement after 39 years.

“Steve has dedicated his working career to serving the company well in a number of financial roles including leading our investor relations from the beginning of Vectren’s formation,” Chapman said. “I appreciate his dedicated service and wish him well in his retirement.”

“The new organization will be achieved within the same cost structure as exists today but more importantly will drive improved long-term performance for all of our various stakeholders,” Chapman said.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind.  Vectren's energy delivery subsidiaries provide gas and/or electricity to more than one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren's nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the Midwest and Southeast. These include gas marketing and related services; coal production and sales; and energy infrastructure services. To learn more about Vectren, visit http://www.vectren.com.